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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (date of earliest event reported) March 30, 2000 through June 30, 2000

                                 E-PAWN.COM, INC

              (Exact Name of Registrant as Specified in Its Charter,
                        Referred to herein as "Company")

    NEVADA                     87-0435741                     33-2533-LA

(State or Other              Commission File               I.R.S. Employer
Jurisdiction of                   Number                  Identification No.
Incorporation)

                               Merrill Lynch Tower
                        2855 University Drive, Suite 200
                          Coral Springs, Florida 33065
                                Tel. 954-575-7296

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             (Address of Principal Executive Offices and Telephone)

                           WASATCH INTERNATIONAL CORP.

        1301 N. Congress Avenue, Suite 135, Boynton Beach, Florida 33426

                            (Former Name and Address)
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     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 8-K (as well as information included in the Exhibits) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

     ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     A principal shareholder, Swiss Arctic Traders, Ltd.("SAT"), a Turks and Caicos Islands company, the holder of 50,000,000 shares of the Class A Preferred Stock of the Company, advised the Company that SAT entered into a Partnership Agreement dated February 13, 2000, with Asset Investment Management 1984, S.A. ("AIM") of Nyon, Switzerland to contribute its Preferred Stock into the partnership with AIM and to allow a pledge of such shares to AIM for the purpose of arranging a credit line to fund the partnership's business. Due to the failure of AIM to arrange the credit line in a timely manner, the Partnership Agreement was rescinded and terminated by mutual agreement of the parties. The stock certificate representing the 50 million shares of Class A Preferred Stock were issued with a restrictive legend thereon by the Company's transfer agent in the name of AIM on March 30, 2000, however AIM has agreed with SAT to return these

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shares to SAT inasmuch as the Partnership Agreement has been terminated. The
Class A Preferred Stock has no economic interest except for a liquidation preference, but the stock is entitled to vote the equivalent of 100 shares of Common Stock for each share of Class A Preferred Stock on any matter requiring a vote of shares of Common Stock. Therefore, the Class A Preferred Shares owned by SAT represent a control block, which in the aggregate is approximately 49% of the voting control of the Company. SAT is an affiliate of LaSalle Group Limited, a Cayman Island corporation, both companies which are 100% owned and controlled by Anne M.E. Greyling, a British citizen residing in Kent, United Kingdom.

     On June 30, 2000, the Company entered into an agreement to acquire the 50,000,000 shares of Class A Preferred Stock held by SAT. The Company agreed to redeem the stock in consideration for a promissory note in the principal amount of $1,000,000 and bearing interest at 10% per annum payable interest only monthly and the principal and any accrued and unpaid interest due in five years. The Class A Preferred Stock will secure the payment of the promissory note and the certificates will be held in escrow, but the voting rights tied to the Class A Preferred Stock will be held by a proxy designated by the Board of Directors of the Company. The other holder of the Preferred Stock is Fortuna Holdings, Ltd., a Bahamian company, that is controlled by the Bazsuly Family L.P. A copy of the Agreement between SAT and the Company is attached as Exhibit A.

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     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On June 14, 2000, the Company received a notice that Shopper's Online, Inc. and Freebees, Inc. intended to cancel the agreements between the Company and each company. The Company had entered into an agreement to acquire 19% of the outstanding shares of Shopper's Online, Inc and Freebees, Inc. In addition, the two companies had engaged E-Pawn.com, Inc. to manage certain Internet functions for a fee of $10,000 per month. The Company has given notice that it must have full restitution before it would consider releasing any party. If acceptable restitution is not forthcoming, the Company will demand specific performance on all agreements.

     The Company has withdrawn the offers which had been made to acquire Hi-Tech Printing Systems, Inc. of Deerfield Beach, Florida and Interactive Marketing Technology, Inc. of Hollywood, California. The transactions were not completed, and the shares that were authorized were never delivered. The Board directed its registrar and transfer agent to cancel the 8,300,000 shares that had been authorized for issuance to complete the two transactions.

     On May 9, 2000, the Company entered into an agreement with David McKenna of Dublin, Ireland, the controlling shareholder of Marlborough International Plc. ("Marlborough"), to acquire 13,990,731 ordinary shares of Marlborough in exchange for shares of common stock of the Company equivalent to US$83,944,386 based on the bid price for the Company's stock on May 10, 2000, which was US$1.2812. According to the pricing formula, the Company authorized the issuance and delivery of over 65 million shares for the shares of Marlborough held by McKenna. In addition, the agreement

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provided that the Company would enter into a five year Contract of Employment with Mr. McKenna which would include a US$ 1 million signing bonus, payable in the Company's stock, and annual compensation of US$ 4 million for each of the five years. This compensation is also payable in stock of the Company. Representatives of the Company were in Dublin for the closing, and the Company representatives had in their possession the shares necessary to close. The Company has not received the shares from Mr. McKenna, but the Company intends to demand specific performance, and by that action it will acquire a controlling position in Marlborough. A copy of the Agreement is attached as Exhibit B.

     On April 4, 2000, the Company had announced that it had arranged for the exchange of 1,000,000 shares of the Company's common stock for 1,000,000 of CeleXx Corporation common. The completion of this transaction created for the Company the option to exchange $50 million of its common stock for $50 million of the common stock of CeleXx Corporation. The Company and CeleXx Corporation agreed on April 12, 2000 to effect the first exchange transaction by exchanging 10 million shares of the Company's common stock for 12 million shares of CeleXx Corporation common stock. Pursuant to the agreement, either company may request that the issuing company file a registration statement for the shares of common stock transferred, and the issuer is obliged to file a registration statement at its expense. The original agreement of March 10, 2000 granted the Company the right to duplicate the original investment by purchasing 1,000,000 shares of CeleXx Corporation at the market bid price on the date of election followed by the option to exchange $50 million at the market value of the Company's stock for $50

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million market value CeleXx Corporation stock. Copies of the Agreements are attached as Exhibit C.

     ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

            Not Applicable.

     ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

            Not applicable.

     ITEM 5. OTHER EVENTS

     On June 14, 2000, the Securities and Exchange Commission ("Commission") announced (Release No. 42938) the temporary suspension of trading of the securities of the Company, terminating at 11:59 p.m. on June 27, 2000. The Commission temporarily suspended trading because of questions about the accuracy and adequacy of publicly disseminated information concerning, among other things, the identity of the persons in control of the operations and management of the Company, and because the recent market activity in the Company's securities may be the result of manipulative conduct or other illegal activity. The Company believes that the publicly disclosed information concerning the identity of the persons in control of the operations and management of the Company has been accurate and adequate, and the Company disputes the allegations contained in the Commission's Release. Further, the Company is unaware and has no knowledge of any manipulative conduct or other illegal activity regarding the recent market activity in the Company's securities. The Company notes the expanded disclosures contained in a Schedule 13D filing by Fortuna Holdings, Ltd., which is the other control person (other than Swiss Arctic Traders, Ltd.) that has been disclosed heretofore.

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     The Securities & Exchange Commission has requested information concerning the transaction whereby the Company acquired E-Pawn, Inc. and additional information on its management and shareholders and its business activities and public announcements. The Company through its counsel will cooperate by providing the information requested.

     The Securities & Exchange Commission and the United States Attorney for the Southern District of New York announced on June 14, 2000 a "Major Attack Against Microcap Fraud" and cited that "Those Charged Include Alleged Members of Organized Crime." Among the indictments announced was an indictment of Eli Leibowitz, the President, CFO and a director of the Company. Although the Company was not charged, and the Company had no association whatsoever with the persons involved in the criminal conduct highlighted by the federal authorities, the inclusion of the trading suspension in the same release and the reference to manipulation of internet stock by those charged, caused almost all of the media from around the world to associate the Company with organized crime, which is absolutely false. Only a few news sources accurately reported that the trading suspension had nothing to do with the story concerning Microcap Fraud involving organized crime. As a result of the confusion and the misleading headlines, the Company and its management have been subjected to numerous inaccurate and erroneous rumors and stories in the financial press, news press, by financial commentators and on the Internet message boards.

     The Board has directed the legal counsel of the Company to review the causes of action and remedies which the Company may pursue against those persons who damaged and disparaged the Company and its management by illegal actions either

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purposely or negligently. The Company has reason to believe that it has been damaged by fraud, fraud on the market, breach of fiduciary duty,, negligence, civil RICO , and conspiracy to commit these illegal acts among other things by persons who engaged in the actions including, but not limited to, Jeffrey Pokross, DMN Capital Investments, Inc., Crabbe Capital, the NASD, and major member firms.

     On May 17, 2000, the Company and Marlborough International Plc announced that they had entered into a marketing agreement. The Company's subsidiary, Ubuynetwork.com, Inc. and Ubuynetwork.co.uk PLC were designated to market certain of Marlborough's online employment services, including its "FILLTHEJOBS.com" service through the Ubuyjobs.com website. The Company and Marlborough declared that the companies would look for other avenues of cooperation and synergistic business opportunities. On or about June 15, 2000, Mr. Niall Welch, Chairman of Marlborough, and Mr. David McKenna, its managing director, unilaterally and without notice to the Company announced to the public that Marlborough was cancelling its marketing agreement with the Company. The Company has asked its legal counsel to advise it on a response to Marlborough's action, as well as the action of David McKenna in failing to deliver his shares under the May 9, 2000 agreement as reported in
Item 2 above.

     These events have caused certain transactions which the Company was pursuing to be suspended and certain transactions to be withdrawn. The financing transaction, which the Company had previously announced was withdrawn. The uncertainty related to the current and future funding of existing commitments, operations, and future expansion may adversely and materially affect the ability of the Company to

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honor its present agreements and to carry out growth and expansion provided in the business plan.

     ITEM 6. CHANGE IN DIRECTORS AND OFFICERS.

     On June 14, 2000, the Board of Directors accepted the resignation of Clinton Greyling as an officer and director of the Company and its subsidiaries, and it asked for the resignation of Eli Leibowitz as an officer and director of the Company and its subsidiaries, pending a resolution of the matters raised by his indictment in the Southern District of New York..

     On June 14, 2000, the remaining directors elected Ray Winter as President of the Company. In addition, it elected David H. Kinnon of London, United Kingdom, as Chief Financial Officer and Director. Mr. Kinnon accepted the positions, provided a suitable compensation package could be arranged. Mr. Kinnon is a director and consultant with HLB Kidsons in the Reconstruction and Reorganization Services division located in London. He has been an advisor and consultant to the Loyalty Card program acquired by the Company, and he was instrumental in its development.

     Mr. Douglas H. Forde has notified the Board that he will resign his position as Chairman effective on June 30, 2000, in order to allow for the appointment of a full time Chairman and CEO. Mr. Forde intends to continue as a director of the Company.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND

           Not applicable.

     ITEM 8: CHANGE IN FISCAL YEAR.

           Not Applicable.

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EXHIBITS

     Exhibit A: Agreement date June 30, 2000 between the Company and Swiss Arctic Traders, Ltd.

     Exhibit B: Agreement dated May 9, 2000 between the Company and David
McKenna.

     Exhibit C: Agreement dated March 10, 2000 and Addendum to Agreement dated April 12, 2000 between the Company and CeleXx Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June30, 2000
E-PAWN.COM, INC.

By: /s/ Ray E. Winter
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        Ray E. Winter, President
        and Director